Exhibit 10(r)

SALE OF A PARTNERSHIP INTEREST

& ASSIGNMENT OF ASSET BASED TRAIL COMMISSIONS

WHEREAS Legacy Marketing Group (“LMG”) is entitled to receive certain asset based trail commissions (“Trail Commissions”) as the result of certain marketing agreements with Transamerica Life Insurance Company, American National Insurance Company, Indianapolis Life Insurance Company, Investors Insurance Company, Old Mutual Financial Life Insurance Company, and Aviva plc (“Insurance Carriers”);

WHEREAS LMG earns these Trail Commissions on the cash value of certain fixed annuity and life insurance products of the Insurance Carriers previously sold by LMG;

WHEREAS LMG’s rights in these Trail Commissions are vested and survive the termination of the marketing agreements with the Insurance Carriers, and will continue for so long as each underlying insurance policy generating such Trail Commissions remains in force;

WHEREAS LMG has caused to be formed and is the sole limited partner of a subsidiary entity known as Legacy TM, LP (“Legacy TM”);

WHEREAS Legacy TM shall cause to be created a class of limited partnership interest called “Class A Limited Partnership Interest” defined to be that interest in the Partnership entitled to receive a) the Trail Commissions received from certain identified insurance policies in force after the Closing (the “Future Trails”); and b) thirty-three and one-third percent (33.33%) of the Trail Commissions revenues received from certain identified insurance policies in force on or before the Closing (the "Current Trails") for the one year period subsequent to the date of this Agreement (after which the receipt of income from the Current Trails shall terminate), less expenses of the partnership chargeable to Class A Partnership Interests, as more fully set forth in the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), attached hereto as Exhibit A.

WHEREAS Legacy TM desires to purchase the Trail Commissions from LMG as set forth herein; and

WHEREAS LMG desires to transfer and assign all of its rights, title and interest in said Trail Commissions to Legacy TM.,

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Sale of Trail Commissions.

At the Closing, as hereinafter defined, and subject to all of the terms and conditions of this Agreement, LMG shall sell and assign to Legacy TM, and Legacy TM shall acquire from LMG, free and clear of any mortgage, security interest, pledge, lien, conditional sales agreement, charge or other encumbrance, all rights, title and interest in and to all Trail Commissions to which LMG is now or may hereinafter become entitled under its current or past marketing agreements with Insurance Carriers.

2.

Purchase Price; Payment.

For the sale and assignment of the Trail Commissions, Legacy TM shall provide the following consideration to LMG at Closing:

a)

the sum of Six Million Five Hundred Thousand Dollars ($6,500,000.00) in cash; and

b)

all of the Class A Limited Partnership Interest of Legacy TM.

3.

Indemnification.

a.

Legacy TM shall indemnify, hold harmless, and defend LMG from and against any claims brought by a third party related to this Agreement or the performance thereof arising out of Legacy TM’s intentional or reckless acts or omissions.

b.

LMG shall indemnify, hold harmless, and defend Legacy TM from and against any claims brought by a third party related to this Agreement or the performance thereof arising out of LMG’s intentional or reckless acts or omissions, including but not limited to any claims that LMG’s rights in the Trail Commissions were encumbered, not transferable, not perfected, or not owned in whole or in part by LMG.

4.

Reporting.

LMG shall provide monthly reports to Legacy TM listing the policy number and policy cash value.  Legacy TM shall provide reports to LMG as set forth in the Partnership Agreement.

5.

Closing.

The Closing shall be March 26, 2008.

6.

Representations.

This Assignment shall be binding upon and inure to the benefit of LMG and Legacy TM and their respective successors and assigns.  The parties further represent, as appropriate, that each is a legal entity able to enter into this Assignment, that each possesses the appropriate authority to so agree, and that the individual executing this Assignment on behalf of each party is authorized by that party to do so.  The parties further agree that each is under no legal restriction or infirmity which would prevent entering into and complying with this Assignment.  The parties further agree that no claim, lawsuit, or right of any third party exists which would affect the undertakings in this Assignment.

7.

Representation of LMG.

LMG represents that it owns the Trail Commissions and that it has obtained or will obtain the necessary consents of said Insurance Carriers for this Assignment, and that no such other consent is required to complete the transaction contemplated herein.

8.

Delivery of the Partnership Interest.

a.

Immediately upon Closing, LMG shall be deemed to have fully and completely transferred to Legacy TM all its rights, title and interest, if any, in, as well as possession, custody and control of, the Trail Commission.

b.

LMG agrees that it is receiving and shall take possession of the Class A Partnership Interest in AS IS, WHERE IS, condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Class A Partnership Interest and its underlying assets as it has deemed necessary or appropriate for the purposes of this Agreement.

9.

Investment Intent.

LMG is acquiring the Class A Partnership Interest for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). LMG acknowledges that the Class A Partnership Interest to be received is not registered under the Securities Act or any applicable state securities law, and that such Class A Partnership Interest may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable, and that any certificate representing the Class A Partnership Interest will bear appropriate legends to that effect.

10.

Entire Agreement.

The parties agree that this Agreement constitutes the full, complete, and entire Agreement between them and supersedes all prior understandings, agreements, conversations, or representations between them with respect to the subject matter of this Assignment.

11.

Severability.

If any provision of this Agreement or the application thereof to any person or in any circumstances shall be held to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision other than to the persons or in the circumstances deemed invalid, unenforceable or unlawful, shall not be affected thereby, and each remaining provision hereof shall continue to be valid and may be enforced to the fullest extent permitted by law.

12.

Construction and Interpretation.

This Agreement shall be construed and interpreted in accordance with the substantive laws of the State of California without reference to the principles of conflict of laws of such state.

13.

Jurisdiction and Venue.

The parties agree to the exclusive jurisdiction and venue of the federal and state courts in Sonoma County, California, for any dispute arising out of this Assignment.

IN WITNESS HEREOF, the parties hereto have executed this Assignment.

LEGACY MARKETING GROUP

LEGACY TM, LP

By: /s/ R. Preston Pitts

R. Preston Pitts, General Partner:

/s/ R. Preston Pitts

Its: /i/ RPP

Date: March 26, 2008

Lynda Pitts, General Partner:

/s/ Lynda Pitts

EXHIBIT A

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LEGACY TM, LP

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LEGACY TM, LP

This First Amended and Restated Agreement of limited partnership made March 26, 2008 between Preston Pitts and Lynda Regan, individuals with an office in California located at 2090 Marina, Petaluma, California 94954 collectively referred to in this agreement as the General Partner or General Partners, and all the parties who sign copies of this agreement to become Limited Partners, including any persons hereafter admitted to the Partnership as additional General Partners or Limited Partners.

WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, dated as of October 3, 2007, which was executed by the organizer and filed for recordation in the office of the Secretary of State of the State of California on October 4, 2007 and a Limited Partnership Agreement dated as of October 4, 2007 between the General Partner and the Initial Limited Partner; and

WHEREAS, the parties desire to enter into this Amended and Restated Agreement of Limited Partnership of the Partnership to create Class A Limited Partnership Interests and Class B Limited Partnership Interests, and permit the withdrawal of the Initial Limited Partner and the admission of the parties listed on Schedule A as limited partners of the Partnership, and further to make the modifications set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties agree to amend and restate the Limited Partnership Agreement of the Partnership in its entirety to read as follows:

ARTICLE ONE

DEFINITIONS

1.1

Definitions. As used in this agreement, the indicated terms will have the following meanings:

1.1.1

"Act" will mean the California Revised Limited Partnership Act, as amended from time to time.

1.1.2

"Additional Limited Partners" will mean those persons admitted to the partnership pursuant to Paragraph 3.3.1.

1.1.3

"Affiliate" will mean, when used with reference to a specified  person,   any  person  that  directly  or  indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified person, or any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to the specified person or of which the specified person is an officer, partner, or trustee, or with respect to which the specified person serves in a similar capacity.

1.1.4

"Agreement" shall mean this First Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented, or restated from time to time, as the context requires.

1.1.5

“Capital Account” and “Class Capital Account” shall have the following meanings:

(a)

The individual Capital Account that shall be established and maintained for each Partner, composed of all of the “Class Capital Accounts” of that Partner.

(b)

Individual Class Capital Account shall be established and maintained for each Partner in accordance with the following provisions:

(i)

(i) The Partnership intends to own and manage a stream of trailing commissions from insurance contracts (“Trailing Commissions”). The Partnership will establish one or more classes of Partner interests (each a “Class”), each of which will be entitled to receive income from certain Trailing Commissions. At the time that all of the contracts resulting in Trailing Commissions for a particular Class are terminated, or the class of partnership interest is liquidated by the Partnership, the General Partner in its exclusive discretion may terminate the Class Capital Accounts that relate to those Trailing Commissions and cause any balances in those Class Capital Accounts to be distributed to those Partners;

(ii)

After establishing for each Partner each Class Capital Account, there shall be credited thereto any additional Capital Contributions by such Partner designated for such Class,  such Partner’s share of Profits with respect to that Class Capital Account, any items in the nature of income or gain that are specially allocated thereto pursuant hereto and the amount of any Partnership liabilities relating to that Class Capital Account that are personally assumed by such Partner or that are secured by any Partnership property distributed to such Partner;

(iii)

From each Class Capital Account of each Partner, there shall be debited the amount of cash and the fair market value of any Partnership property distributed to or withdrawn by such Partner pursuant to any provision of this Agreement and that is designated by the General Partner as being distributed from that Class Capital Account, the balance of that Class Capital Account if the General Partner elects to terminate it, such Partner’s share of Loss with respect to that Class Capital Account, any items in the nature of expenses or loss that are specially allocated thereto pursuant hereto and the amount of any liabilities of such Partner that are secured by any property contributed by such Partner to the Partnership; and

(iv)

 In determining the amount of any liability, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

(c)

If any interest in the Partnership is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account and Class Capital Accounts of the transferor to the extent that it relates to the transferred interest.

(d)

The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts and Class Capital Accounts are intended to comply with Regulations section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith.  If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts and Class Capital Accounts, or any debits or credits thereto, are computed in order to comply with Regulations section 1.704-1(b), the General Partner may make such modification if it is not likely to have a material adverse effect on amounts distributable to any Partner pursuant hereto on the dissolution of the Partnership.  The General Partner shall adjust the amounts debited or credited to Capital Accounts and Class Capital Accounts with respect to any property contributed to the Partnership or distributed to a Partner and any liabilities secured by such contributed or distributed property or assumed by the Partnership or Partner in connection with such contribution or distribution if the General Partner determines that such adjustments are necessary or appropriate under Regulations section 1.704-1(b)(2)(iv).  The General Partner shall also make any appropriate modifications if unanticipated events might cause this Agreement not to comply with Regulations section 1.704-1(b), and the General Partner shall make all elections provided for under such Regulations.

1.1.6

"Capital Contribution" will mean the total amount of cash, securities, or other instruments contributed to the partnership by all the partners or any class of partners or any one partner, as the case may be (or the predecessor holders of the interest of such partner or partners).

1.1.7

“Class A Limited Partner” means any Person who becomes a Class A Limited Partner pursuant to the terms of this Agreement and identified as a Class A Limited Partner on Schedule A.

1.1.8

“Class B Limited Partner” means any Person who becomes a Class B Limited Partner pursuant to this Agreement and identified as a Class B Limited Partner on Schedule A.

1.1.9

“Class A Limited Partnership Interest” means that Interest in the Partnership entitled to receive the trailing commission revenues received from certain identified insurance policies in force after March 26, 2008 (the “Future Trails”), and thirty-three and one-third percent (33.33%) of the trailing commission revenues received from certain identified insurance policies in force on or before March 26, 2008 (the "Current Trails") for the one year period subsequent to the date of this Agreement (after which the receipt of income from the Current Trails shall terminate), less expenses of the partnership chargeable to Class A Partnership Interests.

1.1.10

“Class B Limited Partnership Interest” means that Interest in the Partnership entitled to receive a portion of the Current Trails equal to sixty-six and two thirds percent (66.67%) of the Current Trails for the one year period subsequent to the date of this Agreement and 100% of Current Trails thereafter, plus any other income of the partnership not otherwise allocated to Class A Limited Partnership Interests herein below, less expenses of the partnership chargeable to Class B Partnership Interests.

1.1.11

"Distributable Cash" will mean with respect to any period all cash revenues of the partnership (not including (a) capital contributions, (b) funds received by the partnership in respect of indebtedness incurred by the partnership, (c) interest or other income earned on contemporary investment of partnership funds pending utilization, and (d) proceeds from the sale of assets in partial or complete liquidation of the partnership), less the sum of the following: all amounts expended by the partnership pursuant to this agreement in such period; and such working capital or reserves or other amounts as the general partner reasonably determines to be necessary or appropriate for the proper operation of the partnership business and its winding up and liquidation.

1.1.12

"General Partner" shall mean Preston Pitts, Lynda Regan, or any person who, at the time of reference, serves as general partner of the partnership, whether individually or collectively.

1.1.13

"Interest" will mean the ownership interest of a partner in the partnership at any particular time, including the right of such partner to any and all benefits to which a partner may be entitled as provided in this agreement, together with the obligations of such partner to comply with all the terms and provisions of this agreement. A partner’s interest in the limited partnership shall be the percentage computed by dividing that Partner’s Class Capital Account balance at that date by the aggregate of all Partners’ Capital Account balances of all classes at that date.  Reference to a majority or a specified percentage in interest of the limited partners will mean limited partners whose Interest represents over fifty percent (50%), or such other specified percentage, respectively, of the Interest of all limited partners.

1.1.14

"Limited Partner" will mean any person who is a limited partner (whether  the  initial  limited  partner, an additional limited partner, or a substituted limited partner) at the time of reference, in such person's capacity as a limited partner of the partnership.

1.1.15

"Partners" will mean both the general partner and the limited partners unless otherwise indicated.

1.1.16

"Person" will mean any individual, partnership, limited partnership (domestic or foreign), trust, estate, association, corporation, or other entity.

1.1.17

"Profits or Losses" will mean the profits or losses of the partnership for federal income tax purposes, including, without limitation, each item of partnership income, gain, loss, deduction, or credit.

1.1.18

"Substituted Limited Partner" will have the meaning given in Paragraph 8.6.

ARTICLE TWO

FORMATION AND STRUCTURE

2.1

Formation of Limited Partnership. The undersigned parties hereby establish the limited partnership pursuant to the provisions of the Act. The rights and liabilities of the partners shall be as provided in the Act, except as otherwise provided in this agreement. The partnership will continue without interruption as a limited partnership pursuant to the provisions of the Act after the admission to the partnership of the additional limited partners pursuant to Paragraph 3.3.1, and the withdrawal of the initial limited partners.

2.2

Name.  The name of the partnership will be Legacy TM, LP.  However, the business of the partnership may be conducted, upon compliance with all applicable laws, under any other name designated in writing by the general partner to the limited partners.

2.3

Principal Place of Business. The partnership's principal place of business will be such place or places as the general partners may from time to time designate in writing to the limited partners.

2.4

Purpose. The business of the partnership is to own and manage the receipt of an income stream or balloon payment from insurance contracts entered into by or on behalf of Legacy Marketing Group, commonly known as an asset based trailing commission, and to collateralize such income stream. The Partnership shall have the power to do all acts and things in furtherance of and incidental to this business, and to have and exercise all the powers and to engage in any lawful business related or incidental to the stated business purpose.

2.5

Term. The term of the partnership shall be from the date of this agreement until February 22, 2108, unless sooner terminated as subsequently provided.

2.6

Filing of Certificates. The general partner will execute, file and publish all certificates, notices, statements or other instruments required by law for the formation or operation of a limited partnership in all jurisdictions where the partnership may elect to do business.

2.7

Partnership Act of 2008.  The partners agree that this Partnership Agreement shall be governed by the Uniform Limited Partnership Act of 2008.

ARTICLE THREE

PARTNERS' NAMES, ADDRESSES, CAPITAL CONTRIBUTIONS, PARTNERSHIP UNITS AND

INTEREST IN PARTNERSHIP

3.1

General Partner.

3.1.1

The name, address, and capital contribution, if any, of the general partner are set forth in Schedule A, attached to this agreement, as amended from time to time.

3.1.2

The general partner, as general partner, shall not be required or permitted to make any additional capital contribution to the partnership, except as set forth in Paragraph 3.1.1.

3.2

Initial Limited Partner.

3.2.1

The name, address, capital contribution, and Interest of the initial limited partner are set forth on Schedule A attached to this agreement, as amended from time to time.

3.2.2

Upon the admission of the additional limited partners pursuant to paragraph 3.3.1, the initial limited partner shall withdraw from the partnership and will be entitled to immediate return of his or her capital contribution without interest or reduction.

3.3

Additional limited partners.

3.3.1

The names, addresses, class of partnership interest, and capital contributions of the additional limited partners are as set forth in Schedule A attached to this agreement, as amended from time to time.

3.3.1

No limited partner will be required or authorized to make any additional capital contributions to the partnership.

3.4

No Interest; No Return.   No partner will have any right to demand or receive the return of his or her or its capital contribution to the partnership. No partner will be entitled to interest on any capital contribution to the partnership or on such partner's capital account.

3.5

General Partner as Limited Partner.   The general partner will also be a limited partner to the extent that it purchases or becomes a transferee of all or any part of the interest of a limited partner, and to such extent will be treated in all respects as a limited partner, and the consent of the limited partners to such transfer to the general partner need not be obtained. The general partner's capital contributions referred to in Paragraph 3.1.1 of this agreement will be made in its capacity as general partner and such contributions will not entitle the general partner to any rights of a limited partner, including, without limitation, those rights set forth in Article Eight.

3.6

Withdrawal of Initial Limited Partner.   The execution of this Agreement by the Initial Limited Partner constitutes its withdrawal as a limited partner of the Partnership. An amount equal to the balance of the Capital Account of the Initial Limited Partner shall be distributed to such Initial Limited Partner on the date of this Agreement.

ARTICLE FOUR

ALLOCATION OF PROFITS OR LOSSES; DISTRIBUTIONS

4.1

Profits or Losses.  Among the limited partners, Profits and Losses will be allocated to the Partners in proportion to the Interest of each limited partner in such limited partners class

4.2

Allocation Among Partners Subsequent to Assignment. The profits of the partnership attributable to any interest in the partnership acquired by reason of an assignment from a partner, as permitted herein, will be allocated between the assignor and the assignee based upon the length of time in any fiscal period of the partnership, as measured by the effective date of the assignment (determined as specified in Paragraph 8.4), during which the interest in the partnership so assigned was owned by each of them.

4.3

Distribution of Partnership Funds. All distributable cash may, at the election of the General Partner, be distributed to the partners within 20 days after the close of each calendar month or more frequently as determined by the General Partner, in proportion to their Interest in the partnership, or according to Paragraph 8.11 if such partner is a Liquidating Partner.

ARTICLE FIVE

RECORDS AND ACCOUNTING; REPORTS

5.1

Records and Accounting. Proper and complete records and books of account of the business of the partnership will be maintained at the partnership's principal place of business, and each limited partner and his or her authorized representative will have access to them, upon reasonable notice and for a proper purpose, at all reasonable times during  business  hours.   Such books and records of the partnership will be kept on the cash basis of accounting, which will be the method of accounting filed by the partner ship for federal income tax purposes. The external financial statements of the partnership will be prepared in accordance with generally accepted accounting principles consistently applied, and will be appropriate and adequate for the partnership's business and for the carrying out of all provisions of this agreement.

5.2

Tax Returns. The general partner will cause income tax and information returns for the partnership to be prepared and filed at the appropriate times with the appropriate authorities, as required.

5.3

Annual Reports. Within 90 days after the end of each fiscal year, or as soon as possible thereafter, the general partner will cause to be delivered to each person who was a partner at any time during the fiscal year, copies of all federal, state and local tax and informational returns as required by statute.

5.4

Blue Sky and SEC Information. The general partner will prepare and file with the appropriate state authorities all reports required to be filed by state securities or "Blue Sky" authorities, and will also prepare and file with the Securities and Exchange Commission all reports required to be filed with such agency.

5.5

Trade Secrets.  Anything in this agreement to the contrary notwithstanding, the partnership will have no obligation to disclose to any limited partner any trade secret or confidential or similar information, the disclosure of which the general partner reasonably believes may adversely affect the partnership's business.

ARTICLE SIX

FISCAL AFFAIRS

6.1

Fiscal Year. The fiscal year of the partnership will be the calendar year.

6.2

Partnership Funds. The liquid funds of the partnership will be deposited in such bank account or accounts, or will be invested in such interest-bearing or noninterest-bearing investments, including, without limitation, checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, or any other such security as is customary in the industry, and as will be designated by the general partner. Such funds shall not be commingled with funds of any other person. Withdrawals will be made upon such signatures as the general partner may designate.

6.3

Accounting Decisions. All decisions as to accounting principles, except as specifically provided to the contrary in this agreement, will be made by the general partner on a basis that is acceptable to the partnership's independent certified public accountants.

6.4

Interim Closing of the Books. There will be an interim closing of the books of account of the partnership as of the date of the admission of additional limited partners pursuant to Paragraph 3.3.1 and the withdrawal of the initial limited partner, and at such times as the general partner shall determine are required by good accounting practices or may be appropriate under the circumstances.

ARTICLE SEVEN

RIGHTS AND DUTIES OF THE GENERAL PARTNER

7.1

Management Power. The general partner will have exclusive management and control of the business of the partnership, and all decisions regarding the management and affairs of the partnership will be made by the general partner. The general partner will have all the rights and powers of general partners as provided in the Act and as otherwise provided by law. Except as otherwise expressly provided in this agreement, the general partner is hereby granted the right, power and authority to do on behalf of the partnership all things that, in its sole judgment, are necessary, proper, or desirable to carrying out the above-mentioned duties and responsibilities, including, but not limited to, the right, power, and authority from time to time to do the following:

(a)

Incur all expenditures permitted by this agreement;

(b)

Employ and dismiss from employment any and all employees, agents, independent contractors, attorneys, and accountants;

(c)

Enter into any sales, agency, or dealer agreements with respect to the sale of interests to additional limited partners;

(d)

Admit an assignee of a limited partner's interest to be a substituted limited partner in the partnership, pursuant to and subject to the terms of Paragraphs 8.3 and 8.6, without the consent of any limited partner;

(e)

To the extent that funds of the partnership are, in the general partner's judgment, not required for the conduct of the partnership business, temporarily invest the excess funds in the manner set forth in Paragraph 6.2;

(f)

Prosecute and protect and defend or cause to be protected and defended all patents,  patent  rights,  trade names, trademarks, and service marks, and all applications with respect thereto that may be held by the partnership;

(g)

Enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, licenses or other instruments (including without limitation those identified on Schedule B attached to this agreement) necessary, proper or desirable to carry out the purposes of the partnership’

(h)

Borrow money from banks and other lending institutions for any Partnership purpose and, in connection therewith, mortgage, pledge or hypothecate any assets of the Partnership, individually or collectively, including the Current Trails, the Future Trails, or any other identifiable asset or income stream, to secure repayment of the borrowed sums, and no bank, other lending institution or other person to which application for a loan is made by the General Partner shall be required to inquire as to the purposes for which such loan is sought, and as between the Partnership and such bank, other lending institution or person, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for purposes authorized hereunder;

7.1.1

The general partner will use its best efforts to cause the partnership to be formed, reformed, qualified, or registered under assumed or fictitious name statutes or similar laws in any state in which the partnership owns property or transacts business if such formation, reformation, qualification, or registration is necessary in order to protect the limited liability of the limited partners or to permit the partnership lawfully to own property or to transact business.

7.2

Rights of Public to Rely on Authority of General Partner. No person will be required to determine the general partner's authority to make any undertaking on behalf of the partnership.

7.3

Obligations of General Partner. The general partner shall:

(a)

Devote to the partnership and apply to the accomplishment of partnership purposes so much of its time and attention as may be necessary or advisable to the proper management of the affairs of the partnership;

(b)

Cause the partnership to have workers' compensation, employer's liability, public liability and property damage insurance in amounts required by law or believed by the general partner to be adequate, whichever is greater;

(c)

Maintain a partnership Capital Account and Class Capital Account for each partner; and

(d)

Cause the partnership to enter into and to carry out the obligations of the partnership contained in the agreements set forth on Schedule B attached to this agreement and cause the partnership not to take any action in violation of such agreements.

7.4

Good Faith. The general partner will manage and control the affairs of the partnership to the best of its ability, and the general partner will use its best efforts to carry out the purposes of the partnership for the benefit of all the partners. In exercising its powers, the general partner recognizes its fiduciary responsibility to the partnership.

7.5

Compensation; Expenses; Reimbursement; Indemnification.

7.5.1

The compensation paid as a Management Fee to the General Partners for the General Partners’ services in managing the Partnership shall be determined by the vote of a majority of Limited Partners upon the consent of the General Partners.  This provision will not effect the general partner's right to receive reimbursement for amounts expended as set forth in Paragraph 7.5.2, or to receive compensation or other payments pursuant to contracts entered into as provided in Paragraph 7.7.  The General Partner may waive all or any portion of the Management Fee with respect to any Limited Partner in any period, and hereby waives the Management Fee for the one year period following the execution of this Agreement.

7.5.2

The general partner will be entitled to receive out of partnership funds available therefor, reimbursement of all amounts expended by the general partner in payment out of its own funds of properly incurred partnership obligations, including amounts expended prior to the entry of additional limited partners into the partnership. Reimbursement pursuant to this Paragraph 7.5.2 will not duplicate payments to the general partner under any other agreement.

7.5.3

Neither the general partner nor any of its officers, directors, or agents will be liable to the partnership or to the limited partners for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the partnership, so long as the person against whom liability is asserted acted in good faith on behalf of the partnership and in a manner reasonably believed by such person to be within the scope of his or her or its authority under this agreement and in the best interests of the partnership, but only if such action or failure to act does not constitute negligence or misconduct. The partnership agrees to indemnify the general partner and its officers, directors and agents to the fullest extent permitted by law and to save and hold them harmless from and in respect of all (a) fees, costs, and expenses incurred in connection with or resulting from any claim, action, or demand against the general partner, the partnership or any of their officers, directors, or agents that arise out of or in any way relate to the partnership, its properties, business, or affairs and (b) such claims, actions, and demands any losses or damages resulting from such claims, actions, and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the partnership) of any such claim, action, or demand. However, this indemnification shall apply only so long as the person against whom a claim, action, or demand is asserted has acted in good faith on behalf of the partnership and in a manner reasonably believed by such person to be within the scope of his or her or its authority under this agreement and in the best interests of the partnership, but only if such action or failure to act does not constitute negligence or misconduct. Determination of any action, suit, or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that any person acted with negligence or misconduct.

7.5.4

The Partnership will be responsible for, and may directly pay or reimburse General Partner, at the discretion of the General Partner, all expenses of the partnership ("Partnership Expenses") including without limitation:

(a)

all organizational costs and expenses, including costs and expenses of offering or selling limited partner interests therein (including, without limitation, legal and accounting fees);

(b)

all principal, interest, and financing charges on Partnership borrowings (whether secured or not);

(c)

all costs related to litigation involving the Partnership, directly or indirectly, including, without limitation, attorneys' fees incurred in connection therewith;

(e)

the costs of any litigation, director and officer liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Partnership;

(f)

all expenses of liquidating the Partnership; and

(g)

any taxes, fees or other governmental charges levied against the Partnership and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Partnership.

7.5.5

Partnership Expenses shall be allocated among the Class A Partners and Class B Partners in amounts that are deemed equitable by the General Partner.  Notwithstanding the foregoing:

(a)

all principal, interest and financing charges, and other expenses attributed to the purchase, encumbrance, or liquidation of all or a portion of a Class A Partnership Interest, or for any loan or lien secured by the trailing commissions allocated and payable to the Class A Partnership Interest, shall be allocated to the Class A Partnership Interest; and

(b)

all principal, interest and financing charges, and other expenses attributed to the purchase, encumbrance, or liquidation of all or a portion of a Class B Partnership Interest, or for any loan or lien secured by the trailing commissions allocated and payable to the Class B Partnership Interest, shall be allocated to the Class B Partnership Interest.

7.6

Other Business Ventures. Any partner, or any shareholder, director, employee, affiliate or other person holding a legal or beneficial interest in any entity that is a partner, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the partnership or otherwise; and, except as expressly provided in the agreements listed in Schedule B, neither the partnership nor the partners will have any right by virtue of this agreement in or to such independent ventures or to the income or profits derived from such ventures.

7.7

Contracts With the General Partner or its Affiliates. The general partner may, on behalf of the partnership, enter into contracts with the general partner or any affiliate of the general partner, including, without limitation, the contracts set forth on Schedule B. The validity of any transaction, agreement, or payment involving the partnership and the general partner or any affiliate of the general partner otherwise permitted by its terms of the agreement will not be affected by reason of the relationship between the partnership and the general partner or such affiliate of the general partner or the approval of such transaction, agreement or payment by officers or directors of the general partner.

ARTICLE EIGHT

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1

No Participation in Management. No limited partner (other than the general partner if it has acquired an interest of a limited partner under Paragraph 3.5 of this Agreement) will  take  part  in  the  management of the partnership's business, transact any business in the partnership's name, or have the power to sign documents for or to otherwise bind the partnership.

8.2

Limitation of Liability.  Pursuant to the Act (and provided that such limited partner does not, in addition to the exercise of his or her or its rights and powers as a limited partner, take any part in the control of the business of the partnership), no limited partner will have any personal liability whatsoever in his or her or its capacity as a limited partner for the debts of the partnership or any of the losses beyond the amount committed by such partner to the capital of the partnership as set forth from time to time opposite his or her or its name on Schedule A. Each interest will be fully paid and nonassessable.

8.3

Transfer of Limited Partner's Interest.

8.3.1 Subject to any restrictions on transferability required by law or contained elsewhere in this agreement, a limited partner may assign in writing, with the sole approval of the general partner, his or her or its interest in the partnership, provided:

(a)

The assignee meets all of the requirements applicable to an additional limited partner for a limited partnership interest, including those requirements contained herein, and consents in writing in a form satisfactory to the general partner to be bound by the terms of this Agreement as if he or she or it were an additional limited partner;

(b)

The general partner consents in writing to the assignment, which consent may be withheld for any reason including, but not limited to whether the assignment would jeopardize the status of the partnership as a partnership for federal income tax purposes, or would violate, or cause the partnership to violate, any applicable law or governmental rule or regulation, including without limitation, any applicable federal or state securities law; and

(c)

If requested by the general partner, an opinion from counsel for the partnership is delivered to the general partner stating that, in the opinion of such counsel, such assignment would not jeopardize the status of the partnership as a partnership for federal income tax purposes and would not violate, nor cause the partnership to violate, any applicable law or governmental rule or regulation, including without limitation, any applicable federal or state securities law; and

(d)

The assignor has paid in full, in cash, his or her or its capital contribution. By executing this agreement, each limited partner will be deemed to have consented to any assignment consented to by the general partner. Anything contained in this agreement to the contrary notwithstanding, in no event will an assignment be made to a minor (except in trust or pursuant to the Uniform Transfers to Minors Act) or an incompetent.

8.3.2

Each limited partner agrees that he or she will, upon request of the general partner, execute such certificates or other documents, and perform such acts, as the general partner may deem appropriate after an assignment of interest upon the limited partner to preserve the limited liability status of the partnership under the laws of the jurisdictions in which the partnership is doing business. For purposes of this paragraph, a transfer of an interest in the partnership, whether voluntary or by operation of law, will be considered an assignment.

8.3.3

Any purported assignment of an interest in the partnership that is not made in compliance with this agreement is hereby declared to be null and void and of no force or effect whatsoever.

8.3.4

Each limited partner agrees that he or she will, prior to the time the general partner consents to an assignment of interest by that limited partner, pay all reasonable expenses, including attorney fees, incurred by the partnership in connection with such assignment.

8.3.5

Each of the limited partners, by executing this agreement, hereby covenants and agrees that he or she will not, in any event, sell or distribute his or her interest or any portion of such interest unless, in the opinion of counsel to the assignee (which counsel and opinion will be satisfactory to counsel for the general partner) such interest may be legally sold or distributed in compliance with then-applicable state and federal statutes, and the consent of the general partner has been received.

8.4

Assignee's Rights. An assignee of any interest will be entitled to receive distributions of cash or other property from the partnership attributable to such interest after the effective date of the assignment. The effective date of an assignment of an interest under the provisions of this Article Eight for the purposes of partnership accounting will be the date the assignment is accepted by the general partner, which will not be more than five (5) business days following the receipt of written notice of assignment and fulfillment of all conditions precedent to such assignment provided for in this agreement.

8.5

Satisfactory Written Assignment Required. Anything in this agreement to the contrary notwithstanding, both the partnership and the general partner will be entitled to treat the assignor of an interest as the absolute owner of such interest in all respects, and will incur no liability for distributions of cash made in good faith to such assignor, until such time as a written assignment that conforms to the requirements of this Article Eight has been received by the partnership and accepted by the general partner.

8.6

Substituted Limited Partner.

8.6.1 The general partner may, but need not, in its sole discretion, permit an assignee or transferee (whether such assignee or transferee has acquired his or her or its interest by virtue of a voluntary assignment pursuant to Paragraph 8.3, an involuntary transfer or a transfer by operation of law) of the interest (or a part thereof) of a limited partner to be and become a substituted limited partner ("Substituted Limited Partner") in the partnership entitled to all rights and benefits under this agreement of the transferor or assignor of such interest. No such assignee or transferee will be or become a substituted limited partner unless and until the general partner in writing consents to the admission of such person as a substituted limited partner, which consent may be withheld in the absolute discretion of the general partner. The partners hereby consent and agree to such admission of a substituted limited partner by the general partner, and agree that the general partner may, on behalf of each partner and on behalf of the partnership, cause the Certificate of Limited Partnership of the partnership to be appropriately amended, and recorded as so amended, and Schedule A, attached to this agreement, to be appropriately amended, in the event of such admission.

8.6.2

Each substituted limited partner, as a condition to his or her or its admission as a limited partner, will execute and acknowledge such instruments, in form and substance satisfactory to the general partner, as the general partner may deem necessary or desirable to effectuate such admission and to confirm the agreement of the substitute limited partner to be bound by all the terms and provisions of this agreement with respect to the interest acquired. All reasonable expenses, including attorney fees, incurred by the partnership in this regard will be borne by such substituted limited partner.

8.6.3

Any person who acquires an interest or is admitted to the partnership as a substituted limited partner or as a successor general partner will be subject to and bound by all the provisions of this agreement as if originally a party to this agreement.

8.7

Indemnification and Terms of Admission. Each limited partner will indemnify and hold harmless the partnership, the general partner and every limited partner who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of or failure to state facts made, or admitted to be made, by such limited partner in connection with any assignment, transfer, encumbrance, or other disposition of all or any part of an interest, or the admission of a substituted limited partner to the partnership, against expenses for which the partnership or such other person has not otherwise been reimbursed (including attorney fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

8.8

Substitution Required for Vote. Unless and until an assignee of an interest in the partnership becomes a substituted limited partner, such assignee will not be entitled to vote with respect to such interest.

8.9

Effective Date. The effective date of admission of a substituted limited partner will be the date designated by the general partner in writing to the substituted limited partner, which will not be later than the first day of the fiscal quarter of the partnership next following the date upon which the general partner has given its written consent to such substitution.

8.10

Death or Incapacity of Limited Partner. The death or legal incapacity of a limited partner will not cause a dissolution of the partnership, but the rights of such limited partner to share in the profits or losses of the partnership, to receive distributions of partnership funds and to assign his or her interest pursuant to Paragraph 8.3, or to cause the substitution of a substituted limited partner pursuant to Paragraph 8.6, shall, on the happening of such an event, devolve on his or her personal representative, or in the event of the death of one whose interest is held in joint tenancy, passed to the surviving joint tenants, subject to the terms and conditions of this agreement, and the partnership will continue as a limited partnership. However, in no event will such personal representative become a substituted limited partner solely by reason of such capacity. The estate of the limited partner will be liable for all the obligations of the deceased or incapacitated limited partner.  Upon the death or incapacity of a limited partner, the general partner shall have the right to liquidate the limited partner’s interest in the partnership pursuant to Paragraph 8.11.

ARTICLE NINE

TERMINATION AND DISTRIBUTION

9.1

Termination. The partnership will continue in effect until February 22, 2108, unless sooner terminated upon the occurrence of any one or more of the following events:

(a)

The passage of thirty (30) days after the dissolution or bankruptcy of the general partner, unless the limited partners elect to carry on the business pursuant to Paragraph 9.4;

(b)

The sale of all or substantially all of the partnership's assets as permitted by this agreement. However, entering into one or more license agreements will not be deemed a sale of assets for these purposes; or

(c)

Termination required by operation of law.

9.2

Assumption of Agreements. No vote by the limited partners to terminate the partnership pursuant to Paragraph 9.1 will be effective unless, prior to or concurrently with such vote, there are established procedures for the assumption of the partnership's obligations under the agreements listed on Schedule B, and all related agreements still in force immediately prior to such vote regarding termination, and there is an irrevocable appointment of an agent empowered to give and receive notices, reports, and payments under such agreements, and to own and exercise such other powers as are necessary to permit all parties to such agreements to deal with such agent as if the agent were the sole owner of the partnership's interest, which procedures are agreed to in writing by each of the other parties to such agreements.

9.3

Distribution.

9.3.1

Upon termination of the partnership, the affairs of the partnership will be wound up and all of its debts and liabilities discharged in the order of priority as provided by law. The fair market value of the respective remaining assets of the partnership will then be determined, with the fair market value of any assets other than cash being determined by an independent appraiser selected by the general partner. Thereupon, the assets of the partnership will be distributed to the general partner and the limited partners in order of priority required by law. Each partner will receive his or her share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from partner to partner according to each partner’s Interest, or as the general partner in its sole discretion may decide. If such distributions are insufficient to return to any partner the full amount of his or her capital contributions, such partner will have no recourse against any other partner.

9.3.2

The winding up of the affairs of the partnership and the distribution of its assets will be conducted exclusively by the general partner or its successor, which is hereby authorized to do all acts authorized by law for these purposes. Without limiting the generality of the foregoing, the general partner, in carrying out such winding up and distribution, will have full power and authority to sell all or any of the partnership assets or to distribute the same in kind to the partners in proportion to their Interest. Any assets distributed in kind will be subject to all operating agreements or other agreements relating thereto that shall survive the termination of the partnership. In the event of the termination of the partnership by the affirmative vote of the limited partners as provided by this agreement, any distribution of rights of the partnership under the agreements listed on Schedule B, and all related agreements, will be subject to the conditions set forth in Paragraph 9.2.

9.4

Election to Carry On Business. In the event of the resignation or withdrawal of the general partner in violation of this agreement, the limited partners may, if and to the extent permitted under the Act, within thirty (30) days of such resignation or withdrawal, elect to carry on the business of the partnership with one or more substituted general partners by the affirmative vote of a majority in interest of the limited partners (other than the general partner or any of its affiliates). No such vote will entitle the resigned or withdrawn partner to the return of his or her or its capital contribution. Any resignation or withdrawal under this Agreement will be deemed a retirement.

ARTICLE TEN

AMENDMENTS AND MEETINGS

10.1

Amendment by Limited Partners. Except as otherwise required by law, this agreement may not be amended in any respect by the limited partners without the consent of the general partner.

10.2

Amendment by General Partner. In addition to any amendments otherwise authorized, this agreement may be amended from time to time by the general partner without the consent of any of the limited partners (a) to add to the representations, duties, or obligations of the general partner or to surrender any right or power granted to the general partner in the agreement; (b) to cure any ambiguity, correct or supplement any provision of the agreement that may be inconsistent with any other provision in the agreement, or correct any printing, stenographic or clerical errors or omissions, in order that this Agreement will accurately reflect the agreement among the partners to it; (c) to delete or add any provision of this agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other federal agency, if such addition or deletion is deemed by such commission or agency to be for the benefit or protection of the limited partners; and (d) to amend Schedule A to reflect the withdrawal of the initial limited partner, to provide the necessary information regarding the additional limited partners, any new general partner, or any substituted limited partners; provided, however, that no amendment will be adopted pursuant to this Paragraph 10.2 unless the general partner reasonably determines that the adoption thereof (i) is consistent with Article 7; (ii) with respect to any amendment other than an amendment pursuant to clause (d) above, does not alter the interest of any partner in profits or losses or in cash distributions of the partnership; (iii) does not alter, or result in the alteration of, the limited liability of the limited partners or the status of the partnership as a partnership for federal income tax purposes; and (iv) with respect to any amendment pursuant to clauses (a) or (c) above, as for the benefit or not adverse to the interests of the limited partners.

10.3

Voting Interest. In the event a vote of the limited partners shall be taken pursuant to this Agreement for any reason, a limited partner will, solely for the purpose of determining his or her vote, be deemed the holder of an interest, or portion of an interest, as set forth next to a limited partner’s name on Schedule A hereto.

10.4

Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article Ten, the general partner will amend Certificate of Limited Partnership to reflect such change if it deems such amendment to be necessary.

10.5

Meeting of Limited Partners.   Upon the written request of fifty (50) percent or more in interest of the limited partners, the general partner will call a meeting of the limited partners. Notice of such meeting shall be given within ten (10) days after, and the meeting shall be held within thirty (30) days after, receipt of such request. The general partner may also call a meeting of the limited partners on its own initiative by giving notice of such meeting not less than ten (10) and not more than thirty (30) days prior to the meeting. Any such notice will state briefly the purpose of the meeting, which shall be held at reasonable time and place.  Any limited partner may obtain a list of the names, addresses, and interest of the limited partners upon written request to the general partner.

10.6

Actions Requiring Unanimous Consent.  The following actions may not be taken without the consent of all of the Partners:

(a)

Amendment of the Partnership Agreement;

(b)

Increase in the principal amount of any indebtedness of the Partnership secured by the general assets of the Partnership (as opposed to assets of a particular class of Partnership Interest);

(c)

Mergers with or into other partnerships, corporations, limited liability companies or other business entities;

(d)

Except as required by the Act, dissolution of the Partnership;

(e)

Sale of all or substantially all assets of the Partnership;

(f)

Conversion of the Partnership into another form of business entity; and

(g)

Removal of a general partner.

10.7

Actions Requiring Unanimous Consent of a Class of Partners.  The following actions may not be taken without the consent of all of the Partners of the certain class of Partnership Interest affected:

(a)

Increase in the principal amount of any indebtedness guaranteed by the Partners comprising a certain class of Partnership Interest or encumbering certain assets of the Partnership allocated to a certain class of Partnership Interest;

 (b)

Sale of all or substantially all assets of the Partnership allocated to a certain class of Partnership Interest;

ARTICLE ELEVEN

POWER OF ATTORNEY

11.1

Power of Attorney.

11.1.1

The limited partners, by their execution of this agreement, jointly and severally, hereby make, constitute, and appoint the general partner as their true and lawful agent and attorney-in-fact, with full power of substitution, in their name, place, and stead to make, execute, sign, acknowledge, swear to, record, and file, on behalf of them and on behalf of the partnership (a) the original Certificate of Limited Partnership and all subsequent amendments required or permitted by law or the provisions of this Agreement; (b) all certificates  and  other  instruments  deemed advisable by the general partner to permit the partnership to become, or to continue as, a limited partnership or partnership wherein the limited partners have limited liability in the jurisdiction where the partnership may be doing business; (c) all instruments that effect the change or modification of the partnership in accordance with this agreement, including without limitation the substitution of assignees as substituted limited partners pursuant to Paragraph 8.6; (d) all conveyances and other instruments deemed advisable by the general partner to effect the dissolution and termination  of the partnership; (e) all fictitious or assumed name certificates required or permitted to be filed on behalf of the partnership; and (f) all other instruments that may be required or permitted by law to be filed on behalf of the partnership.

11.1.2

The power of attorney:

(a)

Is coupled with an interest and shall be irrevocable and survive the death or incapacity of each limited partner;

(b)

May be exercised by the general partner either by signing separately as attorney-in-fact for each limited partner or, after listing all of the limited partners executing an agreement, by a single signature of the general partner acting as attorney-in-fact for all of them; and

(c)

Will survive the delivery of an assignment by a limited partner of the whole or any portion of his or her interests; except that, where the assignee of the whole of such limited partner's interests has been approved by the general partner for admission to the partnership as a substituted limited partner, the power of attorney of the assignor will survive the delivery of such assignment for the sole purpose of enabling the general partner to execute, acknowledge, and file any instrument necessary to effect such substitution.

11.1.3 Each limited partner will execute and deliver to the general partner, within fifteen (15) days at the receipt of the general partner's request therefor, such further designations, powers-of-attorney and other instruments as the general partner deems necessary.

ARTICLE TWELVE

MISCELLANEOUS

12.1

Notices. Any notice, offer, consent, or other communication required or permitted to be given or made under this agreement will be in writing and will be deemed to have been sufficiently given or made when delivered personally to the party (or to an officer of the party) to whom it is directed, or paid, or to the partnership or to the general partner, or, if to a limited partner, to the address set forth on the signature page of this agreement. Any partner may change his or her address for the purpose of this Article by giving notice of such change to the partnership, such change to become effective thirty (30) days after such notice is given.

12.2

Waiver of Partition. Each partner hereby irrevocably waives during the term of the partnership any right that he or she or it may have to maintain any action for partition with respect to any partnership property.

12.3

Governing Law; Successors; Severability. This agreement will be governed by the laws of the State of California, as such laws are applied by the courts of California to agreements entered into and to be performed in California by and between residents of the United States, and shall, subject to the restrictions on transferability set forth in this agreement, bind and inure to the benefit of the heirs, executors, personal representatives, successors, and assigns of the parties to this agreement. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected by such finding.

12.4

Entire Agreement. This Agreement constitutes the entire agreement among the parties; it supersedes any prior agreement or understandings among them, oral or written, all of which are hereby cancelled. This Agreement may not be modified or amended other than pursuant to Article Ten.

12.5

Headings, Etc. The headings in this Agreement are inserted for convenience of reference only and will not effect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in the singular or the plural will include the singular and the plural.

12.6

No Waiver. The failure of any partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement will not prevent a subsequent act that would have constituted a violation from having the effect of an original violation.

12.7

Legends. If certificates for any interest or interests are issued evidencing a limited partner's interest in the partnership, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the general partner to reflect restrictions upon transfer contemplated in this agreement.

12.8

Counterparts. This agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

The parties have executed this agreement at Petaluma, California the day and year first written above.

GENERAL PARTNERS:	CLASS A LIMITED PARTNER:
Lynda Regan /s/ Lynda Regan	Legacy Marketing Group R. Preston Pitts
Date of Signature:	Type or print in name of Limited Partner: President
Preston Pitts /s/ R. Preston Pitts	Title: /s/ R. Preston Pitts
Date of Signature: March 26, 2008	Date of Signature: March 26, 2008

CLASS B LIMITED PARTNERS:	INITIAL LIMITED PARTNER
Lynda Regan /s/ Lynda Regan	Legacy Marketing Group R. Preston Pitts
Date of Signature: March 26, 2008	Type or print in name of Limited Partner: President
Preston Pitts /s/ R. Preston Pitts	Title: /s/ R. Preston Pitts
Date of Signature: March 26, 2008	Date of Signature: March 26, 2008

SCHEDULE A

GENERAL PARTNERS

Name	Address
Preston Pitts	2090 Marina Avenue Petaluma, California, 94954
Lynda Pitts	2090 Marina Avenue Petaluma, California, 94954

CLASS A LIMITED PARTNERS

Name	Address	Capital Contribution	% Interest Of Class A	Voting Interest
Legacy Marketing Group	2090 Marina Avenue Petaluma, California, 94954	$5,000	100%	50%

CLASS B LIMITED PARTNERS

Name	Address	Capital Contribution	% Interest Of Class B	Voting Interest
Preston Pitts	2090 Marina Avenue Petaluma, California, 94954	$100 (Personal Pledge)	50%	25%
Lynda Pitts	2090 Marina Avenue Petaluma, California, 94954	$100 (Personal Pledge)	50%	25%

SCHEDULE B

CONTRACTS, AGREEMENTS, LICENSES OR OTHER INSTRUMENTS

LIMITED PARTNERSHIP AGREEMENT

OF

LEGACY TM, L.P.

LIMITED PARTNERSHIP AGREEMENT (this "Agreement") made and entered into as of the 4th day of October, 2007.

WITNESSETH:

WHEREAS, the parties hereto wish to form a limited partnership (the "Partnership") pursuant to Section 15621 of the California Corporations Code.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

The name of the Partnership is Legacy TM, L.P.

2.

The business of the partnership is to own and manage the receipt of an income stream or balloon payment from insurance contracts entered into by or on behalf of Legacy Marketing Group, commonly known as an asset based trailing commission, and to collateralize such income stream. The Partnership shall have the power to do all acts and things in furtherance of and incidental to this business, and to have and exercise all the powers and to engage in any lawful business related or incidental to the stated business purpose.

3.

The principal place of business of the Partnership is: 2090 Marina Avenue, Petaluma, California, 94954.

4.

The name and business address of each member of the Partnership, general and limited, are as follows:

Name

Address

GENERAL PARTNER

Preston Pitts

2090 Marina Avenue

Petaluma, California, 94954

Lynda Regan

2090 Marina Avenue

Petaluma, California, 94954

(hereinafter individually or collectively, the "General Partner")

LIMITED PARTNER

Legacy Marketing Group

2090 Marina Avenue

(hereinafter, the

Petaluma, California, 94954

"Initial Limited Partner")

5.

The Partnership shall continue until such time as it shall be terminated by action of the General Partner.

6.

The General Partner agrees to contribute $99 to the capital of the Partnership and the Initial Limited Partner agrees to contribute $1 to the capital of the Partnership.

7.

Capital may be contributed by the partners from time to time as agreed by all the partners.

8.

The capital contribution of any partner may from time to time be returned as agreed by all the partners.

9.

The profits and losses of the Partnership in each year shall be divided among the partners in proportion to the respective amounts of capital contributions made or agreed to be made by them.

10.

No partner shall have the right to assign its or his Partnership interest.

11.

One or more new partners, limited or general, may be admitted to the Partnership upon the approval of the General Partner.

12.

The right to continue the business on the bankruptcy, dissolution, liquidation or withdrawal of the General Partner is given to the remaining partners.

13.

This Agreement may be amended by agreement among the general partner and the limited partner; provided, however, that upon the addition of the first limited partner to the Partnership (other than the Initial Limited Partner) and the execution of an amended form of this Agreement (the "Amended Agreement") by such first limited partner (other than the Initial Limited Partner): (i) the Initial Limited Partner may no longer be a partner of the Partnership and (ii) from that time forward this Agreement shall be deemed amended and shall be deemed to contain the terms in the Amended Agreement, subject to amendment in accordance with the terms and conditions contained in the Amended Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

GENERAL PARTNERS:	LIMITED PARTNER:
Lynda Regan /s/ Lynda Regan	Legacy Marketing Group R. Preston Pitts
Date of Signature:	Type or print in name of Limited Partner: President
Preston Pitts /s/ R. Preston Pitts	Title: /s/ R. Preston Pitts
Date of Signature: March 26, 2008	Date of Signature: March 26, 2008